Exhibit 5.1

August 31, 2018

Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

Re: Lantronix, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by Lantronix, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on August 31, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by one or more Prospectus Supplements, will provide for the registration by the Company of shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). The Shares will be offered and sold, either individually or collectively, pursuant to one or more definitive purchase agreements, subscription agreements, underwriting agreements or similar agreements (any such agreement, a “Purchase Agreement”).

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the preparation and filing of the Registration Statement (including the Prospectus), the preparation and filing of the Prospectus Supplement(s), and the authorization, issuance and sale of the Shares. For the purposes of this opinion, with your consent, we have assumed that (i) at the time any Shares are sold pursuant to the Registration Statement (any such time, the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including any post-effective amendments) will be effective and will comply with all applicable laws; (ii) at the Relevant Time, one or more Prospectus Supplements will have been prepared and filed describing the Shares offered thereby and will comply with all applicable laws; (iii) at the time of execution, each of the parties to any Purchase Agreement other than the Company (a) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) will have the requisite power and authority to execute, deliver and perform its obligations under each Purchase Agreement to which it is a party; and (c) will have duly authorized, executed and delivered each Purchase Agreement; and (iv) with respect to each of the parties to each Purchase Agreement (other than the Company), such Purchase Agreement to which it is a party will constitute its legally valid and binding agreement, enforceable against it in accordance with its terms.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.

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Subject to the foregoing and the other matters set forth herein, it is our opinion that, when (i) any and all Prospectus Supplement(s) required by applicable law have been delivered and filed as required by such laws; (ii) the applicable Purchase Agreement covering the offer and sale of the Shares has been duly authorized, executed and delivered by the Company; (iii) the issuance and delivery of the Shares have been duly authorized in accordance with applicable law, including, without limitation, by the adoption of resolutions of the Board of Directors of the Company (the “Board”) (or an authorized committee thereof); and (iv) payment of legal consideration for the Shares, in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement, has been received by the Company, and assuming that (a) the terms of the Shares, as issued and delivered, are materially consistent with the description thereof in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s); (b) at the time of the issuance of the Shares, the Company has a sufficient number of authorized but unissued shares of the Company’s common stock under the Company’s Amended and Restated Certificate of Incorporation; (c) such Shares, as issued and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; (d) such Shares are issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable Purchase Agreement, and such resolutions of the Board (or of an authorized committee thereof), such Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement, and may be relied upon by you and by persons entitled by law to rely upon it pursuant to the applicable provisions of the U.S. federal securities laws. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH, P.C.

/s/ Stradling Yocca Carlson & Rauth, P.C.

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